Exhibit 12
                             MediaOne Group, Inc.
                   RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollars in Millions)

                                                              Quarter Ended
                                                          12/31/99      12/31/98
                                                       ------------- -------------
Income (loss)from continuing operations
  before income taxes                                  $       5,937 $        (506)
Interest expense (net of amounts
  capitalized)                                                   136           112
Interest factor on rentals (1/3)                                  (1)            2
Equity (income) losses in unconsolidated
  ventures (less than 50% owned)                                 (41)           92
Minority interest expense                                         49            22
                                                       ------------- -------------
Earnings                                               $       6,080 $        (278)
                                                       ------------- -------------
                                                       ------------- -------------

Interest expense                                       $         141 $          96
Interest factor on rentals (1/3)                                  (1)            2
Minority interest expense                                         49            22
                                                       ------------- -------------
Fixed charges                                          $         189 $         120
                                                       ------------- -------------
                                                       ------------- -------------

Ratio of earnings to fixed charges                             32.17 A           - B

                                                       ------------- -------------

A) Earnings for the quarter ended December 31, 1999 include gains on sales of investments of $6,287. Without these gains, earnings would be insufficient to cover fixed charges by $396.

B) Earnings for the quarter ended December 31, 1998 were insufficient to cover fixed charges by $398.

Exhibit 12

                              MediaOne Group, Inc.
                       RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in Millions)

                                                             Year Ended
                                                          12/31/99      12/31/98
                                                       ------------- -------------
Income from continuing operations
  before income taxes                                  $       6,731 $       2,638
Interest expense (net of amounts
  capitalized)                                                   449           491
Interest factor on rentals (1/3)                                   2             8
Equity losses in unconsolidated
  ventures (less than 50% owned)                                 106           280
Minority interest expense                                        217            85
                                                       ------------- -------------
Earnings                                               $       7,505 $       3,502
                                                       ------------- -------------
                                                       ------------- -------------

Interest expense                                       $         465 $         510
Interest factor on rentals (1/3)                                   2             8
Minority interest expense                                        217            85
                                                       ------------- -------------
Fixed charges                                          $         684 $         603
                                                       ------------- -------------
                                                       ------------- -------------

Ratio of earnings to fixed charges                             10.97 A        5.81 B
                                                       ------------- -------------

A) Earnings for the year ended December 31, 1999 include a $2,482 gain from the exchange of Airtouch shares for Vodafone shares, as well as gains on sales of international investments of $6,582 and domestic investments of $510, partially offset by merger costs of $1,810. Without the net gain of $7,764, earnings would be insufficient to cover fixed charges by $943.


B) Earnings for the year ended December 31, 1998 include a $3,869 gain from the sale of domestic wireless operations. Without the gain, earnings would be insufficient to cover fixed charges by $970.

Exhibit 12

                              MediaOne Group, Inc.
                 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS
                              (Dollars in Millions)

                                                               Quarter Ended
                                                           12/31/99      12/31/98
                                                       ------------- -------------
Income (loss) from continuing operations
  before income taxes                                  $        5,937 $       (506)
Interest expense (net of amounts
  capitalized)                                                    136          112
Interest factor on rentals (1/3)                                   (1)           2
Equity (income) losses in unconsolidated
  ventures (less than 50% owned)                                  (41)          92
Minority interest expense                                          49           22
                                                       ------------- -------------
Earnings                                               $        6,080 $       (278)
                                                       ------------- -------------
                                                       ------------- -------------

Interest expense                                       $          141 $         96
Interest factor on rentals (1/3)                                   (1)           2
Minority interest expense                                          49           22
Preferred stock dividends (pre-tax
  equivalent)                                                      11           27
                                                       ------------- -------------
Fixed charges                                          $          200 $        147
                                                       ------------- -------------
                                                       ------------- -------------
Ratio of earnings to combined fixed
  charges and preferred stock dividends                         30.40 A          - B
                                                       ------------- -------------

A) Earnings for the quarter ended December 31, 1999 include gains on sales of investments of $6,287. Without these gains, earnings would be insufficient to cover fixed charges by $407.

B) Earnings for the quarter ended December 31, 1998 were insufficient to cover fixed charges by $425.

Exhibit 12

                              MediaOne Group, Inc.
                 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS
                              (Dollars in Millions)

                                                                Year Ended
                                                           12/31/99     12/31/98
                                                       -------------  ------------
Income from continuing operations
  before income taxes                                  $        6,731 $      2,638
Interest expense (net of amounts
  capitalized)                                                    449          491
Interest factor on rentals (1/3)                                    2            8
Equity losses in unconsolidated
  ventures (less than 50% owned)                                  106          280
Minority interest expense                                         217           85
                                                       -------------  ------------
Earnings                                               $        7,505 $      3,502
                                                       -------------  ------------
                                                       -------------  ------------

Interest expense                                       $          465 $        510
Interest factor on rentals (1/3)                                    2            8
Minority interest expense                                         217           85
Preferred stock dividends (pre-tax
  equivalent)                                                      94          102
                                                       -------------  ------------
Fixed charges                                          $          778 $        705
                                                       -------------  ------------
                                                       -------------  ------------

Ratio of earnings to combined fixed
  charges and preferred stock dividends                          9.65 A       4.97 B
                                                       -------------  ------------

A) Earnings for the year ended December 31, 1999 include a $2,482 gain from the exchange of Airtouch shares for Vodafone shares, as well as gains on sales of international investments of $6,582 and domestic investments of $510, partially offset by merger costs of $1,810. Without the net gain of $7,764, earnings would be insufficient to cover fixed charges by $1,037.

B) Earnings for the year ended December 31, 1998 include a $3,869 gain from the sale of domestic wireless operations. Without the gain, earnings would be insufficient to cover fixed charges by $1,072.